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                                                                    Exhibit 23.4


                             ACCOUNTANTS' CONSENT
                             --------------------


The Board of Directors
NovaStar Financial, Inc.

We consent to the inclusion of our report, dated January 30, 1998 relating to the consolidated balance sheets of NovaStar Financial, Inc. and subsidiaries as of December 31, 1997 and 1996 and related consolidated statements of earnings, retained earnings, and cash flows for the year ended December 31, 1997 and the period from September 13, 1996 (inception) to December 31, 1996, in the Registration Statement No. 33343471 on Form S-11 of NovaStar Financial, Inc.

                                        KPMG LLP

Kansas City, Missouri
February 12, 1999